Exhibit 99.1

Constant Contact Announces First Quarter 2012 Financial Results

Revenue of $59.9 million increases 20% year-over-year

Adjusted EBITDA increases 78% year-over-year

Company increases 2012 revenue guidance

WALTHAM, MA – April 26, 2012 – Constant Contact®, Inc. (Nasdaq: CTCT), the trusted marketing advisor to more than half a million small organizations worldwide, today announced its financial results for the first quarter ended March 31, 2012.

“The first quarter was an exciting period for Constant Contact. In the quarter, we launched Social Campaigns™ and SaveLocal™, our two newest products,” said Gail Goodman, chief executive officer of Constant Contact. “By the end of the quarter we had over 35,000 Social Campaigns users, which well outpaced our expectations. To-date over 25% of Social Campaigns users are new to Constant Contact. We are off to a great start with Social Campaigns and SaveLocal.”

“The quarter was also highlighted by total revenue exceeding the high-end of our guidance, strong year-over-year growth in profitability, continued gains in ARPU and improving customer retention rates. This is further validation of our continued commitment to deliver success by combining great products with award-winning service, support and education,” continued Goodman.

First Quarter 2012 Financial Metrics

•	Revenue was $59.9 million, an increase of 20% compared to revenue of $50.0 million for the comparable period in 2011.

•	Gross margin of 70.6% was consistent with the comparable period in 2011.

•	GAAP net income was $0.2 million, compared to a net loss of $1.8 million for the first quarter of 2011. GAAP net income includes a benefit from income taxes of $0.6 million.

•

GAAP net income per share was $0.01, based on diluted weighted average shares outstanding of 31.1 million, compared to a net loss of $0.06 per share for the comparable period in 2011, based on diluted weighted average shares outstanding of 29.3 million.

•	Adjusted EBITDA was $7.2 million, an increase of 78% compared to adjusted EBITDA of $4.0 million for the comparable period in 2011.

•	Adjusted EBITDA margin was 12.0%, compared to 8.1% for the comparable period in 2011.

•	Non-GAAP net income per diluted share was $0.09, based on diluted weighted average shares outstanding of 31.1 million, as compared to $0.03 for the comparable period in 2011.

•	Cash flow from operations was $10.9 million, compared to $8.2 million for the first quarter of 2011.

•	Capital expenditures were $5.5 million, compared to $4.3 million for the first quarter of 2011.

•	Free cash flow was $5.4 million, compared to $3.9 million for the first quarter of 2011.

•	The company had $143 million in cash, cash equivalents and short-term marketable securities at March 31, 2012, compared to $140 million at December 31, 2011.

Operating Metrics

•	Added 45,000 gross new unique paying customers in the first quarter, consistent with the fourth quarter of 2011. (*)

•

Ended the first quarter with 510,000 unique paying customers, an increase from 500,000 unique paying customers at the end of the fourth quarter of 2011 and 455,000 unique paying customers at the end of the first quarter of 2011. (*)

•	Average monthly revenue per unique customer, ARPU, for the first quarter was $39.56, up from $38.94 in the fourth quarter of 2011, and up from $37.46 in the comparable period in 2011.

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the first quarter.

(*)	Figures are rounded to nearest 5,000.

Other Recent Highlights

•

Launched Social Campaigns, which allows users to create, publish, promote and run social campaigns on Facebook®. With Social Campaigns, Constant Contact is establishing itself as the market leader in driving value from social media for small businesses. Social Campaigns increases engagement with existing “fans” and encourages fans to share with potentially new customers.

Constant Contact is hosting a joint webinar with Facebook on May 2nd on building a Facebook page, and connecting and engaging fans with quality content. More information is available —
http://www.constantcontact.com/landing/facebook-results/index.jsp.

•	Launched SaveLocal, which helps small businesses run profitable and effective deals. With SaveLocal, Constant Contact seeks to disrupt the local deals marketplace.

•

Announced the acquisition of CardStar®, a completely free loyalty application for use on mobile devices. The CardStar application consolidates membership and rewards cards on smartphones — letting consumers access multiple cards from within a single app. CardStar has over 2 million active users and was a top-rated and top-downloaded lifestyle app on the iTunes Store®.

•

Released the Scan-to-Join tool that helps small businesses and non-profits grow their email lists and reach more customers, members and donors. Constant Contact customers can now easily create a QR code and a simple mobile sign-up form, allowing people to sign up and receive promotions, news, coupons and more from any smart phone or other mobile device.

•

Announced the availability of an integration between Constant Contact email marketing and eTapestry fundraising software designed to help non-profits target donors more effectively and efficiently by segmenting and seamlessly updating their email marketing lists.

•

Launched an integration with Formstack allowing Constant Contact users to create and insert online forms directly into their email marketing campaigns to collect more orders, donations, and customer data from their campaigns.

“We continue to execute against the primary levers of our growth strategy—expanding our customer base, increasing product usage, driving cross sell and improving customer retention,” said Harpreet Grewal, chief financial officer of Constant Contact. “The combination of better-than-expected revenue and disciplined investments led to over 350 basis points of adjusted EBITDA margin expansion on a year-over-year basis.”

Grewal added, “Based on the strength of our first quarter results and our positive view on the remainder of the year, we have increased our full year revenue guidance. We remain well positioned to deliver an attractive combination of solid revenue growth and expanded adjusted EBITDA margins for 2012.”

Business Outlook

Based on information available as of April 26, 2012, Constant Contact is issuing guidance for the second quarter and full year 2012 as follows:

Second Quarter 2012:

Current Guidance (4/26/2012)
Total revenue	$61.7 m - $62.0 m
Adjusted EBITDA margin	14.6% - 15.0%
Adjusted EBITDA	$9.0 m - $9.3 m
Stock-based compensation expense	$3.5 m
GAAP net (loss) / income	$600 thousand - $800 thousand
GAAP net (loss) / income per share	$0.02 - $0.03
Non-GAAP net income per share*	$0.14 - $0.15
Diluted weighted average shares outstanding	31.5 m

Full Year 2012:

	Prior Guidance (2/2/2012)	Current Guidance (4/26/2012)
Total revenue	Approximately $250 m	Approximately $252 m
Adjusted EBITDA margin	18.3% - 18.8%	18.2% - 18.6%
Adjusted EBITDA	$45.8 m - $46.9 m	$45.8 m - $46.9 m
Stock-based compensation expense	$13.2 m	$13.2 m
GAAP net income	$8.6 m - $9.3 m	$8.6 m - $9.3 m
GAAP net income per share	$0.27 - $0.30	$0.27 - $0.30
Non-GAAP net income per share*	$0.86 - $0.90	$0.86 - $0.90
Diluted weighted average shares outstanding	31.5 m	31.6 m
Estimated effective tax rate	~40%	~40%
Estimated cash tax rate	~2%	~3%

*	non-GAAP net income per share calculated using an estimated cash tax rate

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, estimated cash tax rate and free cash flow.

Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income, net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by adding back stock-based compensation expense and then adjusting for the non-cash portion of income taxes. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.

Estimated cash tax rate is calculated by dividing estimated taxes to-be-paid by estimated full year income before taxes.

Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.

Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Conference Call Information

What:	Constant Contact first quarter 2012 financial results conference call
When:	Thursday, April 26, 2012
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/(live and replay)

Live and replay conference ID code: 69060575

The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.

Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement MarketingTM tools that help create and grow customer relationships. More than half a million small businesses, non-profits, and associations worldwide rely on Constant Contact to drive ongoing customer dialogs through email marketing, social media marketing, event marketing, local deals and online surveys. All Constant Contact products come with unrivaled KnowHow, education, and free coaching with a personal touch, including award-winning customer support.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s expectations for Social Campaigns and SaveLocal, market position, growth strategy, revenue growth and expanding adjusted EBITDA margin and the financial guidance for the second quarter of 2012 and full year 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant

Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

# # #

(CTCT-F)

Media Contact:

Erika Dornaus

Constant Contact

(781) 482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

(339) 222-5740

jsisitsky@constantcontact.com

Constant Contact, Inc.

Consolidated Condensed Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenue	$59,938	$50,015
Cost of revenue	17,599	14,683

Gross profit	42,339	35,332

Operating expenses:
Research and development	9,471	7,438
Sales and marketing	25,718	24,234
General and administrative	7,564	5,778

Total operating expenses	42,753	37,450

Loss from operations	(414)	(2,118)

Interest and other income (expense), net	71	89

Loss before income taxes	(343)	(2,029)

Income tax benefit	561	186

Net income (loss)	$218	$(1,843)

Net income (loss) per share:
Basic	$0.01	$(0.06)
Diluted	$0.01	$(0.06)

Weighted average shares outstanding used in computing per share amounts:
Basic	30,171	29,310
Diluted	31,118	29,310

Constant Contact, Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011
Net income (loss)	$218	$(1,843)

Subtract:
Interest and other income (expense), net	71	89
Income tax benefit	561	186

Add back:
Depreciation and amortization	4,285	3,540
Stock-based compensation expense	3,299	2,609

Adjusted EBITDA	$7,170	$4,031

Divide by:
Revenue	$59,938	$50,015

Adjusted EBITDA margin	12.0%	8.1%

Constant Contact, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Net income (loss)	$218	$(1,843)

Adjust:
Non-cash portion of income tax benefit (expense)	669	(79)

Add back:
Stock-based compensation expense	3,299	2,609

Non-GAAP net income	$2,848	$845

Non-GAAP net income per share: diluted	$0.09	$0.03

Weighted average shares outstanding used in computing per share amounts	31,118	30,874

Constant Contact, Inc.

Calculation of Free Cash Flow (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$10,880	$8,222

Subtract:
Acquisition of property and equipment	5,473	4,288

Free cash flow	$5,407	$3,934

Constant Contact, Inc.

Consolidated Condensed Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net Income (loss)	$218	$(1,843)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,285	3,540
Amortization of premiums on investments	154	168
Stock-based compensation expense	3,299	2,609
Recovery of bad debts	(5)	(1)
Deferred income taxes	(693)	79
Taxes paid related to net share settlement of restricted stock units	(247)	—
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	16	12
Prepaid expenses and other current assets	(643)	(883)
Other assets	(113)	(536)
Accounts payable	1,140	(1,344)
Accrued expenses	1,592	3,979
Deferred revenue	1,877	2,505
Other long-term liabilities	—	(63)

Net cash provided by operating activities	10,880	8,222

Cash flows from investing activities
Purchases of marketable securities	(14,270)	(45,025)
Proceeds from maturities of marketable securities	20,000	10,144
Proceeds from sales of marketable securities	23,581	29,000
Payment for acquisitions, net of cash acquired	(5,750)	(15,000)
Acquisition of property and equipment	(5,473)	(4,288)

Net cash provided by (used in) investing activities	18,088	(25,169)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	3,250	1,140
Income tax benefit from the exercise of stock options	132	—

Net cash provided by financing activities	3,382	1,140

Net increase (decrease) in cash and cash equivalents	32,350	(15,807)
Cash and cash equivalents, beginning of period	49,589	32,892

Cash and cash equivalents, end of period	$81,939	$17,085

Supplemental disclosure of non-cash investing and financing activities
Capitalization of stock-based compensation	224	107

Constant Contact, Inc.

Consolidated Condensed Balance Sheets (unaudited)

(In thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$81,939	$49,589
Marketable securities	61,038	90,523
Accounts receivable, net	47	58
Prepaid expenses and other current assets	9,534	8,891

Total current assets	152,558	149,061

Property and equipment, net	35,839	34,263
Restricted cash	750	750
Goodwill	23,508	18,935
Acquired intangible assets, net	3,506	3,046
Deferred tax assets	14,206	12,960
Other assets	2,476	2,363

Total assets	$232,843	$221,378

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,046	$8,906
Accrued expenses	12,107	10,515
Deferred revenue	30,860	28,983

Total current liabilities	53,013	48,404

Other long-term liabilities	2,052	2,052

Total liabilities	55,065	50,456

Common stock	304	301
Additional paid-in capital	196,694	190,039
Accumulated other comprehensive income	41	61
Accumulated deficit	(19,261)	(19,479)

Total stockholders’ equity	177,778	170,922

Total liabilities and stockholders’ equity	$232,843	$221,378